UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2025

BENITEC BIOPHARMA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39267	84-4620206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3940 Trust Way, Hayward, California		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 780-0819

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BNTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously announced, on March 25, 2025, Benitec Biopharma Inc., a Delaware corporation (the “Company”) entered into (A) an Underwriting Agreement with Leerink Partners LLC and TD Securities (USA) LLC, as representatives of the several underwriters named therein, pursuant to which the Company agreed to issue and sell, in an underwritten offering by the Company (the “Underwritten Offering”), (i) 1,143,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price to investors of $13.00 per share, and (ii) pre-funded warrants to purchase 300,000 shares of Common Stock at an exercise price of $0.0001 per share at a purchase price to investors of $12.999 per warrant, and (B) a Securities Purchase Agreement with Averill Master Fund, Ltd. and Averill Madison Master Fund, Ltd. (together, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers an aggregate of 900,000 shares of Common Stock at a purchase price of $13.00 per share in a registered direct offering (the “Direct Offering,” and together with the Underwritten Offering, the “Offerings”), the same price per share as the offering price in the Underwritten Offering.

On March 26, 2025, the closing of the Offerings occurred. Following the closing of the Offerings, as of the close of business on March 26, 2025, the Company had 25,546,288 shares of Common Stock issued and outstanding, common warrants outstanding exercisable for 5,876,866 shares of Common Stock, and pre-funded warrants outstanding exercisable for an aggregate of 15,270,807 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BENITEC BIOPHARMA INC.

Date: March 28, 2025		/s/ Jerel A. Banks
	Name:	Jerel A. Banks
	Title:	Chief Executive Officer